   IMPORTANT: A BANKRUPTCY CASE HAS NOT BEEN COMMENCED AS OF THE DATE OF THE
                      DISTRIBUTION OF THIS DOCUMENT.

                                                              EXHIBIT 99.5

                        UNITED STATES BANKRUPTCY COURT
                                  DISTRICT OF

In re                                       CASE NO. [    ]

                                            Chapter 11

MERISEL, INC.,                             BENEFICIAL OWNER BALLOT FOR PLAN OF
200 Continental Blvd.                        REORGANIZATION OF MERISEL, INC.
El Segundo, California 90245               (12.5% SENIOR NOTES DUE 2004--CLASS
                                                           4)

Employer ID No. 95-4172359

                            Debtor.

--------------------------------------

   THIS BALLOT IS FOR BENEFICIAL OWNERS OF THE 12.5% SENIOR NOTES DUE 2004.

  The Plan of Reorganization of Merisel, Inc., dated August 1, 1997 (the "Plan"), can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of Class 4 12.5% Senior Promissory Notes Due 2004 ("12.5% Notes") voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if it finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C. (S) 1129(b).

          PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY.

     THE VOTING DEADLINE IS 5:00 P.M., EASTERN TIME, AUGUST 29, 1997

  IF YOU HOLD IN STREET NAME (SEE INSTRUCTIONS), PLEASE ALLOW SUFFICIENT
                  ADDITIONAL TIME FOR PROCESSING OF YOUR VOTE
                     BY YOUR BANK OR BROKER, OR ITS AGENT.

 TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE AND RETURN THIS BALLOT SO THAT IT IS RECEIVED NOT LATER THAN THE VOTING DEADLINE BY THE BANK OF NEW YORK AT THE
  FOLLOWING ADDRESS: 101 BARCLAY STREET--7E, NEW YORK, NEW YORK 10286 (ATTN:
                       REORGANIZATION DEPARTMENT).

              YOU SHOULD NOT SUBMIT 12.5% NOTES WITH THIS BALLOT

                       BALLOT FOR 12.5% NOTES (CLASS 4)

                      PLEASE MAKE SURE YOU HAVE PROVIDED
                   ALL INFORMATION REQUESTED BY THIS BALLOT

ITEM 1. AGGREGATE FACE AMOUNT OF 12.5% NOTES

  I certify that as of July 22, 1997, I was the beneficial owner (or authorized signatory for a beneficial owner) of the following aggregate face
amount of 12.5% Notes: $            face amount (or such number as otherwise
indicated on this Ballot)

ITEM 2. CLASS 4 12.5% NOTES CLAIM VOTE ON PLAN. (PLEASE CHECK ONLY ONE BOX).

  [_] ACCEPT (vote FOR) the Plan.

  [_] REJECT (vote AGAINST) the Plan.

ITEM 3. I certify that I am either:

  (a) the beneficial owner and record owner of the 12.5% Notes to which this Ballot pertains; or

  (b) the beneficial owner of the 12.5% Notes to which this Ballot pertains and authorize and instruct the record owner of, or other nominee with respect to, the 12.5% Notes to which this Ballot pertains, to (i) execute a Master Ballot reflecting this Ballot and (ii) deliver the Master Ballot to the Voting Agent.

Name of Beneficial Holder of 12.5% Notes: _____________________________________

                              By: _____________________________________________
                                       (Signature of Noteholder or Authorized
                                        Agent)

Printed Name: ____________________________ Title: _____________________________

Address: ______________________________________________________________________

Telephone: (   )
     _______________________________

Social Security or Federal Tax I.D. No. _______________________________________

Dated:
   ___________________________________

                       CERTIFICATE OF MULTIPLE OWNERSHIP

  I certify that the information specified in the following table covers all other 12.5% Notes for which I have submitted additional ballots (please use additional sheets of paper if necessary):

                                    NAME OF REGISTERED                FACE AMOUNT
        ACCOUNT NUMBER               HOLDER OF NOMINEE              OF 12.5% NOTES
        --------------              ------------------              --------------
 1.                                                          $
 ____________________________  ____________________________  ____________________________
 2.                                                          $
 ____________________________  ____________________________  ____________________________
 3.                                                          $
 ____________________________  ____________________________  ____________________________


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

                    INSTRUCTIONS FOR COMPLETING THE BALLOT

  Merisel, Inc. is soliciting your vote on its Plan of Reorganization, dated August 1, 1997 (the "Plan"), referred to in the Disclosure Statement, dated August 1, 1997. Please review the Plan and Disclosure Statement before you vote. The capitalized terms used in the Ballot and these Instructions and not defined in the Instructions have the meaning ascribed to them in the Plan.

  This Ballot is being sent to beneficial owners of 12.5% Notes, whether they hold in the name of a broker, bank or other nominee or intermediary as the record owner (in "street name") or in their own names as the record owner. You may receive multiple mailings containing Ballots, especially if you own 12.5% Notes in more than one record name.

  If you receive more than one Ballot and you own in more than one record name, then you should vote each Ballot that you receive for the 12.5% Notes only for the notes covered by that Ballot, and you must complete the "Certificate Of Multiple Ownership" on page 2 of this Ballot or provide the same information on your own form.

TO COMPLETE THE BALLOT PROPERLY, TAKE THE FOLLOWING STEPS:

  You must provide all of the information required by this Ballot. Failure to do so may result in the disqualification of your vote.

  ITEM 1: AGGREGATE FACE AMOUNT OF 12.5% NOTES. Make sure that the information required by Item 1 has been indicated; if you do not know the aggregate face amount of 12.5% Notes that you own, please contact The Bank of New York, 101 Barclay Street--7E, New York, New York 10286 (Attn: Reorganization Department), as Voting Agent, at (212) 815-4997, or your broker or your nominee.

  ITEM 2: VOTE. Cast your vote either to accept or reject the Plan by checking the proper box in Item 2 for the 12.5% Notes held by you.

  Beneficial owners may not split their vote on the Plan with respect to their 12.5% Notes. Thus, if you are submitting a vote with respect to any 12.5% Notes that you beneficially own, you must vote all of your 12.5% Notes in the same way (i.e., all "accept" or all "reject"). See "Multiple Mailings," above.

  ITEM 3: CERTIFICATION. Please read Item 3 before signing.

  SIGNATURE. Sign and date your Ballot. Provide your name and mailing address only (i) if different from the printed address that appears on the Ballot, or
(ii) if no preprinted address appears on the Ballot.

  If you are completing this Ballot on behalf of another entity, indicate your relationship with that entity and the capacity in which you are signing.

  An authorized signatory of an eligible beneficial owner may execute this Ballot, but must provide the name and address of the beneficial owner on this Ballot and may be required to submit evidence to the Bankruptcy Court showing the signatory's authorization to vote on behalf of the beneficial owner. Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each beneficial owner and the Certificate Regarding Multiple Ownership.

                       PLEASE MAIL YOUR BALLOT PROMPTLY!

  MAILING INSTRUCTIONS. The Ballot should be returned by mail in the pre-addressed envelope provided with the Ballot so that it will be received by the Voting Agent at the address below on the VOTING DEADLINE, WHICH IS AUGUST 29, 1997.

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


  If you are the record owner of the 12.5% Notes, you should return the Ballot to the Voting Agent, THE BANK OF NEW YORK, 101 BARCLAY STREET--7E, NEW YORK, NEW YORK 10286 (ATTN: REORGANIZATION DEPARTMENT). The ballot may also be sent by overnight courier or hand delivery to The Bank of New York, 101 Barclay Street, Corporate Trust Services Window, Ground Level, New York, New York 10286 (Attn: Reorganization Department).

  If you own the 12.5% Notes in street name (see above), you should return the Ballot to the broker, bank, or other nominee that sent you the ballot.

                  DO NOT FAX YOUR BALLOT TO THE VOTING AGENT.
                      FAXED BALLOTS WILL NOT BE COUNTED.

 THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE
            OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN.

  Holders should not surrender, at this time, certificates representing their securities in connection with the Plan. Merisel will not accept delivery of any certificates surrendered with this Ballot. If necessary, surrender of securities for exchange pursuant to the Plan will only be made and accepted pursuant to a letter of transmittal relating specifically to the Plan which will be furnished to you following confirmation of the Plan by the Bankruptcy Court.

  PLEASE SEE "TENDERING AND VOTING PROCEDURES" IN THE EXCHANGE RESTRUCTURING PROSPECTUS FOR INSTRUCTIONS REGARDING THE TENDER OF 12.5% NOTES PURSUANT TO THE EXCHANGE OFFER.

  QUESTIONS. IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES or if you believe that you have received the wrong Ballot, please contact The Bank of New York (Attn: Reorganization Department), as Voting Agent, at (212) 815-4997, MacKenzie Partners, Inc. at (800) 322-2885, or your broker, bank or other nominee immediately.

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